Example Template : 77O

DWS California Tax-Free Income Fund
"N-Sar September 1, 2010 - February 28, 2011"
Security Purchased
Cusip
Purchase/Trade Date
Size (Shr) of Offering
Offering Price of Shares
Total ($) Amt of Offering
Amt of shares Purch by Fund
% of Offering Purchased by Fund
% of Funds Total Assets
Brokers	Purchased From

CA Statewide Cmtys C20 S11A
1307952Q9
26-Jan-11
97.24
"275,000,000"
0.68
Morgan Stanley	Morgan Stanley


Example Template : 77O

DWS New York Tax-Free Income Fund
"N-Sar September 1, 2010 - February 28, 2011"
Security Purchased
Cusip
Purchase/Trade Date
Size (Shr) of Offering
Offering Price of Shares
Total ($) Amt of Offering
Amt of shares Purch by Fund
% of Offering Purchased by Fund
% of Funds Total Assets
Brokers	Purchased From

NY Dorm Auth C20 S11A
6499058G4
7-Jan-11
97.96
"130,930,000.00"
0.33
MORGAN STANLEY CAPITAL SERVICES INC.
MORGAN STANLEY CAPITAL SERVICES INC.